Exhibit 10.7

CONTRIBUTION AND EXCHANGE AGREEMENT

THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of May 19, 2023 by and among Unifund Financial Technologies, Inc., a Delaware corporation (“New PubCo”), David G. Rosenberg (“Rosenberg”), David G. Rosenberg, not individually but in his capacity as trustee of The TER Trust (“TER Trust”) and ZB Limited Partnership, a Delaware limited partnership (“ZB Partnership” and, together with Rosenberg and TER Trust, the “Target Company Equityholders” and each, a “Target Company Equityholder”). New PubCo and each Target Company Equityholder are referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

WHEREAS, concurrently with the execution of this Agreement, Everest Consolidator Acquisition Corporation, a Delaware corporation (“SPAC”), New PubCo, Unifund Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of New PubCo (“Merger Sub”), Unifund Holdings, LLC, a Delaware limited liability company (“Holdings”), Credit Card Receivables Fund Incorporated, an Ohio corporation (“CCRF”), USV, LLC, an Ohio limited liability company (“USV” and together with Holdings and CCRF, the “Target Companies” and each, a “Target Company”), entered into that certain Business Combination Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”); capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement;

WHEREAS, as of the date hereof, Rosenberg directly owns (i) all of the issued and outstanding Equity Interests of CCRF (the “CCRF Equity Interests”) and CCRF owns 75% of all of the issued and outstanding Equity Interests of each of Holdings and USV and (ii) all of the issued and outstanding Equity Interests of Unifund Corporation (the “Unifund Equity Interests” and together with the CCRF Equity Interests, the “Rosenberg Equity Interests);

WHEREAS, TER Trust directly owns 72.3% of the issued and outstanding Equity Interests of Payce, LLC, an Ohio limited liability company (the “Payce Equity Interests”);

WHEREAS, as of the date hereof, ZB Partnership owns 25% of all of the issued and outstanding Equity Interests of each of Holdings, USV, (the “Holdings and USV Equity Interests”) and owns 25% of all of the issued and outstanding Equity Interests of each of Distressed Asset Portfolio I, LLC, an Ohio limited liability company, and Distressed Asset Portfolio IV, LLC, an Ohio limited liability company (the “DAP Equity Interests” and together with the Holdings and USV Equity Interests, the “ZB Equity Interest” and the ZB Equity Interests together with the Rosenberg Equity Interests and the Payce Equity Interests, the “Target Company Equity”);

WHEREAS, the Business Combination Agreement contemplates that (i) Rosenberg will contribute the Rosenberg Equity Interests to New PubCo in exchange for the issuance of shares of common stock of New PubCo, par value $0.0001 per share (“New PubCo Common Stock”) to Rosenberg (the “Rosenberg Contribution and Exchange”); (ii) TER Trust will contribute the Payce Equity Interests to New PubCo in exchange for the issuance of shares of New PubCo Common Stock to TER Trust (the “TER Contribution and Exchange”); and (iii) ZB Partnership will contribute the ZB Interests to New PubCo in exchange for the issuance of shares of New PubCo Common Stock to ZB Partnership (the “ZB Contribution and Exchange” and, together with the Rosenberg Contribution and Exchange and the TER Contribution and Exchange, the “New PubCo Exchanges”) and (iii) immediately thereafter, New PubCo will contribute the Holdings and USV Equity Interests to CCRF (the “New PubCo Contribution” and together with the New PubCo Exchanges, the “Contributions and Exchanges”) in the numbers and proportions as set forth on Section 3.1 of the Target Company Disclosure Letter (the “Exchange Schedule”) and, as a result of the Contributions and Exchanges, New PubCo will directly own (i) 100% of the outstanding Equity Interests of CCRF, (ii) 100% of the outstanding Equity Interests in Payce beneficially held by TER Trust prior to the TER Contribution and Exchange and (iii) 100% of the outstanding Equity Interests in DAP I and DAP IV beneficially held by ZB Partnership prior to the ZB Contribution and Exchange (constituting 25% of the outstanding Equity Interests of each of DAP I and DAP IV) and CCRF will directly own 100% of the outstanding Equity Interests of each of Holdings and USV; and

WHEREAS, in consideration for the benefits to be received directly or indirectly by the Parties in connection with the transactions contemplated by the Business Combination Agreement and as a material inducement to SPAC agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Parties agree to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

OBLIGATIONS

Section 1.1   Contributions and Exchanges.

(a)   Subject to the satisfaction or waiver of all of the conditions set forth in Article 11 of the Business Combination Agreement, and provided, that the Business Combination Agreement has not theretofore been terminated pursuant to its terms, on the Closing Date:

(i)   Rosenberg shall contribute the Rosenberg Equity Interests in kind to New PubCo, free and clear of all Liens (other than restrictions on transfer under applicable securities Laws and any general restrictions on transfer under the Target Company Governing Documents and any Permitted Liens), and Rosenberg shall receive, in consideration for such contribution in kind, New PubCo Common Stock in accordance with Section 3.1 of the Business Combination Agreement;

(ii)   simultaneously with the Rosenberg Contribution and Exchange, TER Trust shall contribute the TER Equity Interests in kind to New PubCo, free and clear of all Liens (other than restrictions on transfer under applicable securities Laws and any general restrictions on transfer under the Target Company Governing Documents and any Permitted Liens), and TER Trust shall receive, in consideration for such contribution in kind, New PubCo Common Stock in accordance with Section 3.1 of the Business Combination Agreement;

(iii)   simultaneously with the Rosenberg Contribution and Exchange and the TER Contribution and Exchange, ZB Partnership shall contribute the ZB Equity Interests in kind to New PubCo, free and clear of all Liens (other than restrictions on transfer under applicable securities Laws and any general restrictions under the Target Company Governing Documents and any Permitted Liens), and ZB Partnership shall receive, in consideration for such contribution in kind, New PubCo Common Stock in accordance with Section 3.1 of the Business Combination Agreement. The time at which the Rosenberg Contribution and Exchange, the TER Contribution and Exchange and the ZB Contribution and Exchange are actually consummated in accordance with this Agreement is referred to herein as the “New PubCo Exchange Effective Time”; and

(iv)   immediately following the New PubCo Exchange Effective Time and prior to the Merger Effective Time, New PubCo shall contribute the Holdings and USV Equity Interests received in the ZB Contribution and Exchange in kind to CCRF, free and clear of all Liens (other than restrictions on transfer under applicable securities Laws, any general restrictions under the Target Company Governing Documents and any Permitted Liens) as a contribution to capital, and CCRF shall accept such contribution.

(b)   Each of New PubCo and the Target Company Equityholders hereby agree to execute and deliver, or cause to be executed and delivered, all agreements, documents or instruments, take, or cause to be taken, all actions and provide, or cause to be provided, all additional information or other materials, obtain or cause to be obtained all approvals and authorizations, in each case, as may be required by (i) if such party is a legal entity, its respective Governing Documents and (ii) applicable Law, in each case, in connection with, or otherwise in furtherance of, the Contributions and Exchanges, including (A) the approvals and authorizations from the relevant corporate or partnership bodies, as applicable, under their respective Governing Documents and (B) the execution of the instruments of transfer of such Target Company Equityholder’s right, title and interest to New PubCo Common Stock in the books and records of the Target Companies. Without limiting the foregoing, at completion of the Contributions and Exchanges in accordance with the terms hereof, each Target Company

Equityholder shall deliver, or cause the Target Companies to deliver, to New PubCo, with a copy to SPAC, copies of the registers of members of the Target Companies showing New PubCo and CCRF as the sole registered holders of the Target Company Equity, as applicable.

(c)   Upon the Contributions and Exchanges, the Target Company Equityholders shall cease to have any rights with respect to the Target Company Equity, except the right to receive, hold and have title to New PubCo Common Stock as provided herein, in each case, as the legal and beneficial owner of such New PubCo Common Stock. The shares of New PubCo Common Stock to be issued by New PubCo in exchange for the Target Company Equity pursuant to this Agreement shall be free and clear of any Liens (other than any Liens set out in the New PubCo Governing Documents and any Permitted Liens) and shall be deemed to have been issued in full payment for and in full satisfaction of all rights pertaining to the Target Company Equity.

(d)   For the avoidance of doubt, in the event of any equity dividend or distribution in respect of, or any share split, reverse share split, share consolidation, recapitalization, combination, conversion, exchange or the like transaction or event, affecting the Target Company Equity (excluding, however, the Contributions and Exchanges), the term “Target Company Equity” shall be deemed to refer to and include the Target Company Equity as well as all such equity dividends and distributions and any securities into which or for which any or all of the Target Company Equity may be changed, converted or exchanged or which are otherwise received pursuant to such transaction or event.

Section 1.2   Further Assurances.   During the term of this Agreement, each of New PubCo and the Target Company Equityholders agree not to take any action that would reasonably be expected to prevent, impede, interfere with or adversely affect any Party’s ability to perform its, his or her respective obligations under this Agreement, except as expressly contemplated by this Agreement.

Section 1.3   Tax Matters.   No Target Company Equityholder has taken or agreed to take any action that would reasonably be expected to prevent or impede the Rosenberg Contribution and Exchange, the TER Contribution and Exchange, the ZB Contribution and Exchange, and the Merger, taken together with other relevant transactions, from qualifying for the Intended Tax Treatment.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANY

EQUITYHOLDERS

Section 2.1   Each Target Company Equityholder hereby represents and warrants to New PubCo and SPAC that at the date of this Agreement and at each Exchange Effective Time:

(a)   Authorization.   Such Target Company Equityholder has full power and authority to execute and deliver and perform its, his or her respective obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Target Company Equityholder and, assuming the due authorization, execution and delivery of this Agreement by New PubCo, constitutes its, his or her valid and legally binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The execution and delivery by such Target Company Equityholder of this Agreement, the performance by such Target Company Equityholder of its obligations hereunder and the consummation by such Target Company Equityholder of the transactions contemplated hereby, has been duly and validly authorized by all necessary corporate or limited partnership action, and no other corporate or limited partnership actions on the part of such Target Company Equityholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b)   No Conflict.   Except as otherwise described in Schedule 2.1(b) of this Agreement, neither the execution and delivery of this Agreement by such Target Company Equityholder nor the performance of such Target Company Equityholder’s obligations hereunder (i) violates or conflicts with any Law applicable to such Target Company Equityholder, (ii) with respect to a Target Company Equityholder that is an entity, violates or conflicts with any provision of, or results in the breach of, or default under, the Governing Documents of such Target Company Equityholder, (iii) violates or conflicts with any provision of, or results in the breach of, results in the loss of any right or benefit, or causes acceleration, or constitutes (with or without due notice or lapse of time or both) a default (or gives rise to any right of termination, cancellation, modification, or acceleration) under, any Contract to which such Target Company Equityholder is a party or by which any of its assets are bound, or (iv) results in the creation or imposition of any Lien on or affecting the Target Company Equity held by such Target Company Equityholder, except, with respect to clauses (i), (iii) and (iv), as would not reasonably be expected to materially adversely affect the ability of such Target Company Equityholder to consummate, or to materially impede or delay, the Contributions and Exchanges pursuant to this Agreement.

(c)   No Consents.   Except as otherwise described in Schedule 2.1(c) of this Agreement, no consent, clearance, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notification to, exemption from, or Permit of any Governmental Authority or other Person is required on the part of any Target Company Equityholder with respect to the execution and delivery of this Agreement by such Target Company Equityholder or the consummation by such Target Company Equityholder of the Contributions and Exchanges pursuant to this Agreement.

(d)   Litigation; Orders.   There is no Action pending or, to the knowledge of such Target Company Equityholder, following reasonable inquiry, threatened against or involving such Target Company Equityholder or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to materially adversely affect the ability of such Target Company Equityholder to consummate, or to materially impede or delay, the Contributions and Exchanges pursuant to this Agreement. There is no Governmental Order or, to the knowledge of such Target Company Equityholder, following reasonable inquiry, Law issued by any court of competent jurisdiction or other Governmental Authority effective and binding on such Target Company Equityholder or any of its Affiliates that would reasonably be expected to materially adversely affect the ability of such Target Company Equityholder to consummate, or to materially impede or delay, the Contributions and Exchanges pursuant to this Agreement.

(e)   Ownership and Voting.   Such Target Company Equityholder is the sole lawful, beneficial and record owner of, and holds good, valid and marketable title to, the Equity Interests of each Target Company set forth opposite such Target Company Equityholder’s name on the Exchange Schedule, free and clear of any Liens, other than as created by this Agreement or the Business Combination Agreement or arising under the Target Company Governing Documents or any Permitted Liens. The ownership percentages set forth opposite such Target Company Equityholder’s name on the Exchange Schedule correctly and accurately represent the portion of the Target Company Equity of the applicable Target Company owned by such Target Company Equityholder (including any rights to acquire Equity Interests in the applicable Target Company). The Target Company Equity is freely transferable and/or assignable to New PubCo and CCRF. Such Target Company Equityholder does not own, beneficially or of record, or have any right to acquire any other equity, equity-linked or similar securities of the Target Companies or any of their respective Subsidiaries. Such Target Company Equityholder acknowledges that its agreement to contribute all of the Target Company Equity held by it is a material inducement to New PubCo’s willingness to issue to such Target Company Equityholder the shares of New PubCo Common Stock. As such, if after the execution of this Agreement it is discovered that such Target Company Equityholder is directly or indirectly the owner of any additional membership, equity or ownership interests not reflected herein (an “Undisclosed Interest”), such Target Company Equityholder hereby agrees to contribute, assign, transfer, convey and deliver to New PubCo or CCRF, as applicable pursuant to the Contributions and Exchanges, all of such Target Company Equityholder’s right, title and interest in and to such Undisclosed Interest. Such Target Company Equityholder does not have any Contract to sell, transfer, grant participations in or otherwise dispose any of the Target Company Equity to any Person, other than this Agreement and the Business Combination Agreement. Such Target Company Equityholder has the sole right to vote (and provide consent in respect of, as applicable) the Target Company Equity held by such Target Company Equityholder and, except for this Agreement, the Business Combination Agreement and the other Ancillary Agreements to which such Target Company Equityholder is a party, such Target Company Equityholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such Target Company Equityholder to transfer any of the Target Company Equity or (ii) any voting trust, proxy or other Contract with respect to the voting or delivery of consents in respect of the Target Company Equity held by such Target Company Equityholder.

(f)   Accredited Investor.   Such Target Company Equityholder is an “accredited investor” as such term is defined in Regulation D under the Securities Act (as defined below), with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the shares of New PubCo Common Stock.

(g)   Investment Intent.   Such Target Company Equityholder (i) is acquiring the shares of New PubCo Common Stock for investment purposes, (ii) is under no binding agreement to dispose of or otherwise transfer the shares of New PubCo Common Stock to be issued to such Target Company Equityholder and (iii) has received and reviewed all information such Target Company Equityholder considers necessary or advisable in entering into this Agreement.

(h)   No Consideration other than New PubCo Common Stock.   Such Target Company Equityholder will not receive, directly or indirectly, any consideration other than shares of New PubCo Common Stock in connection with the Contributions and Exchanges.

(i)   No Liabilities.   No liabilities of such Target Company Equityholder will be assumed by New PubCo in connection with the Contributions and Exchanges, nor will any Target Company Equity contributed to New PubCo by such Target Company Equityholder in connection with the Contributions and Exchanges be acquired subject to any liabilities.

(j)   Restrictions on Transfers.   Such Target Company Equityholder acknowledges that (i) no offer, sale, transfer, hypothecation, assignment or pledge of any shares of New PubCo Common Stock issued hereunder may be made except in compliance with applicable federal and state securities Laws, (ii) New PubCo shall place customary restrictive legends on the certificates or book entries representing such shares of New PubCo Common Stock and (iii) such shares of New PubCo Common Stock shall be subject to a Lock-up (as defined in the Registration Rights and Lock-up Agreement) and may not be offered, sold, transferred, hypothecated, assigned or pledged during the Lock-up Period (as defined in the Registration Rights and Lock-up Agreement).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NEW PUBCO

Section 3.1   New PubCo hereby represents and warrants to each Target Company Equityholder at the date of this Agreement and at each Exchange Effective Time:

(a)   Authorization.   New PubCo has full power and authority to execute and deliver and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by New PubCo and, assuming the due authorization, execution and delivery of this Agreement by each Target Company Equityholder, constitutes a valid and legally binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The execution and delivery by New PubCo of this Agreement, the performance by New PubCo of its obligations hereunder and the consummation by New PubCo of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action, and no other corporate actions on the part of New PubCo are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

No Conflict.   Neither the execution and delivery of this Agreement by New PubCo nor the performance of its obligations hereunder (i) violates or conflicts with any Law applicable to New PubCo, (ii) violates or conflicts with any provision of, or results in the breach of, or default under, the Governing Documents of New PubCo, (iii) violates or conflicts with any provision of, or results in the breach of, results in the loss of any right or benefit, or causes acceleration, or constitutes (with or without due notice or lapse of time or both) a default (or gives rise to any right of termination, cancellation, modification, or acceleration) under, any Contract to which New PubCo is a party or by which any its assets are bound, or (iv) results in the creation or imposition of any Lien on or affecting any shares of New PubCo Common Stock, except, with respect to clauses (i), (iii) and (iv), as would not reasonably be expected to materially adversely affect the ability of New PubCo to consummate, or to materially impede or delay, the Contributions and Exchanges pursuant to this Agreement.

(b)   No Consents.   No consent, clearance, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notification to, exemption from, or Permit of any Governmental Authority or other Person is required on the part of New PubCo with respect to the execution and delivery of this Agreement by New PubCo or the consummation by New PubCo of the Contributions and Exchanges pursuant to this Agreement.

(c)   Litigation; Orders.   There is no Action pending or, to the knowledge of New PubCo, following reasonable inquiry, threatened against or involving New PubCo or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to materially adversely affect the ability of New PubCo to consummate, or to materially impede or delay, the Contributions and Exchanges pursuant to this Agreement. There is no Governmental Order or, to the knowledge of New PubCo, following reasonable inquiry, Law issued by any court of competent jurisdiction or other Governmental Authority effective and binding on New PubCo or any of its Affiliates that would reasonably be expected to materially adversely affect the ability of New PubCo to consummate, or to materially impede or delay, the Contributions and Exchanges pursuant to this Agreement.

(e)   Issuance of New PubCo Common Stock.   The shares of New PubCo Common Stock to be issued pursuant to this Agreement have been duly authorized and upon consummation of the transactions contemplated by this Agreement, such shares of New PubCo Common Stock will be validly issued, fully paid, nonassessable, issued without application of preemptive rights, will have the rights, preferences and privileges specified in the New PubCo Governing Documents, and will be free and clear of all Liens and restrictions, other than the restrictions imposed by applicable securities Laws and the New PubCo Governing Documents. The shares of New PubCo Common Stock will not be issued in violation of and will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. From and after the consummation of the Contributions and Exchanges and immediately prior to the Merger Effective Time, the shares of New PubCo Common Stock issued to the Target Company Equityholders pursuant to this Agreement shall constitute all of the then-existing issued and outstanding shares of New PubCo Common Stock.

ARTICLE IV

MISCELLANEOUS

Section 4.1   Notices.   All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (w) when delivered in person, (x) when delivered after posting in the United States mail having been sent registered or certified mail, return receipt requested, postage prepaid, (y) when delivered by FedEx or another nationally recognized overnight delivery service or (z) when delivered by email (unless an “undeliverable” or similar message is received with respect to each email address provided for the applicable Party); provided, that any such notice or other communication delivered in the manner described in clause (w), (x) or (y) shall also be delivered by email no later than twenty-four (24) hours after being delivered in the manner described therein, as applicable, in each case, addressed as follows:

(a)   If to New PubCo or Blocker, to:

Everest Consolidator Acquisition Corporation

4041 MacArthur Blvd

Newport Beach, CA 92660

Attention:    Adam Dooley, Chairman & CEO

Email:          adooley@belayinvest.com

with copies to (which shall not constitute notice):

Latham & Watkins LLP
811 Main St., Suite 3700
Houston, TX 77002

Attention:  Ryan J. Maierson

Senet S. Bischoff

Email:        ryan.maierson@lw.com

senet.bischoff@lw.com

(b)   If to a Target Company Equityholder, to:

Unifund Holdings, LLC
10625 Techwoods Circle
Cincinnati, OH 45242

Attention:  Trudy Craig, Vice President, General Counsel

Email:        trudy.craig@unifund.com

with copies to (which shall not constitute notice):

Taft Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, OH 45202

Attention:  Arthur McMahon, III

Email:        amcmahon@taftlaw.com

or to such other address(es) or email address(es) as the Parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

Section 4.2   Construction.   Unless the context of this Agreement otherwise requires, (i) words using the singular or plural number also include the plural or singular number, respectively, (ii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement and not to any particular Article, Section or provision hereof, (iii) the terms “Article” and “Section” refer to the specified Article or Section, as applicable, of this Agreement, (iv) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (v) the words “or” and “any” shall be disjunctive but not exclusive, (vi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends (and such phrase shall not mean simply “if”) and (vii) the words “writing” and “written” and similar words refer to printing, typing and other means of reproducing words in a visible form (including email or any .pdf or image file attached thereto).

Section 4.3   Assignment.   No Party shall assign, delegate or transfer this Agreement or any part hereof without the prior written consent of the other Parties, and any such attempted assignment, delegation or transfer without such prior written consent shall be void.

Section 4.4   Binding Nature.   This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and shall be enforceable by the Parties hereto and their respective successors and permitted assigns.

Section 4.5   Severability.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 4.6   Enforcement Instrument and Specific Performance.   All obligations assumed herein are irrevocable and irreversible and subject to specific performance. The Parties hereto agree that irreparable damage could occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 4.7   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that SPAC is an intended third party beneficiary of this Agreement and is entitled to rely on the representations, warranties, covenants and remedies set forth herein as if an original party to this Agreement with full rights to enforce this Agreement.

Section 4.8   Digital Signatures.   The Parties represent and agree that this Agreement may be signed using electronic means, including DocuSign® provided by DocuSign, Inc. The Parties acknowledge the truthfulness, authenticity, integrity, effectiveness and efficacy of this Agreement and its terms. Regardless of any delay by any of the Parties to provide its digital signatures in this Agreement, the Parties represent and acknowledge that the rights and obligations provided herein shall be deemed valid, effective and enforceable as of the date of signature indicated in the body of this Agreement.

Section 4.9   Termination.   This Agreement shall automatically terminate upon the earliest to occur of (a) the Closing and (b) the date on which the Business Combination Agreement is terminated for any reason in accordance with its terms. In the event of a valid termination of the Business Combination Agreement, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or any of its Affiliates, officers, directors, shareholders or equityholders, other than liability of the Parties, as the case may be, for actual fraud or any willful and material breach of this Agreement prior to the termination of this Agreement.

Section 4.10   Amendment.   This Agreement may be amended by the Parties only with SPAC’s prior written consent (such consent not to be unreasonably withheld, conditioned, or delayed) at any time prior to the New PubCo Exchange Effective Time by execution of an instrument in writing signed on behalf of each of the Parties.

Section 4.11   Tax Matters.

(a)   The Parties agree that, for U.S. federal (and, as applicable, state and local) income tax purposes, it is intended that the Rosenberg Contribution and Exchange, the TER Contribution and Exchange, the ZB Contribution and Exchange and the Merger, taken together with other relevant transactions, be treated as qualifying for the Intended Tax Treatment. Each of the Parties agrees that it will not, and will not permit or cause any of their respective Subsidiaries or Affiliates to, take or cause to be taken, or fail to take or permit to fail to take, any action, if such action or failure to act could reasonably be expected to cause a failure of the Intended Tax Treatment. To the greatest extent permitted under Law, the Parties will prepare and file all Tax Returns consistent with the Intended Tax Treatment and will not take any inconsistent position on any Tax Return; provided, however, that no Party shall be unreasonably impeded in its ability and discretion to (A) negotiate, compromise and/or settle any Tax audit, claim or similar proceedings in connection with the Intended Tax Treatment or (B) take the position on any Tax Return that there is an alternative basis for the qualification of the Merger as a tax-deferred transaction (so long as such position is not inconsistent with the Intended Tax Treatment).

(b)   Each of the Parties agrees to use commercially reasonable efforts to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Authority or if such party becomes aware of any non-public fact or circumstance that would reasonably be likely to prevent or impede the Intended Tax Treatment. The Parties shall reasonably cooperate in good faith with each other and their respective counsel (or other tax advisors) to document and support the Intended Tax Treatment. Further, each of the Parties shall (and shall cause its Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such cooperation may include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any audit or tax proceeding, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c)   The Parties shall reasonably cooperate with each other and their respective tax counsel to document and support the Intended Tax Treatment by taking the actions described in Schedule 4.11(c) hereto.

ARTICLE V

GOVERNING LAW AND JURISDICTION

Section 5.1   Governing Law.   This Agreement, and all claims or causes of action based upon, or arising out of, or related to this Agreement or the consummation of the transactions contemplated hereunder shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 5.2   Disputes.   The Parties and their successors shall exert their best efforts to solve on an amicable basis any disputes, differences or claims related to this Agreement.

Section 5.3   Jurisdiction; Waiver of Jury Trial.

(a)   To the fullest extent permitted by applicable Law, any proceeding or Action based upon, arising out of or related to this Agreement or the consummation of the transactions contemplated hereunder must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the Parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or convenience of forum, (iii) agrees that all claims in respect of such proceeding or Action shall be heard and determined only in any such court and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the consummation of the transaction contemplated hereunder in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 5.3.

(b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

New PubCo:

UNIFUND FINANCIAL TECHNOLOGIES, INC.

By	/s/ David G. Rosenberg
Name: David G. Rosenberg
Title: President

[Signature Page to Contribution and Exchange Agreement]

Target Company Equityholder:

ZB LIMITED PARTNERSHIP

By:	/s/ Jay Zises
Name: Jay Zises
Title: President

/s/ David G. Rosenberg
David G. Rosenberg

THE TER TRUST

By:	/s/ David G. Rosenberg
Name: David G. Rosenberg
Title: Trustee

[Signature Page to Contribution and Exchange Agreement]

Schedule 2.1(b)

1.   Credit Agreement dated as of June 11, 2021 by and among Unifund CCR, LLC, the Lenders from time to time party thereto, CCP Agency, LLC, Unifund Holdings, LLC, and acknowledged and agreed to by Credit Card Receivables Fund Incorporated, and ZB Limited Partnership, as amended by that certain First Amendment to Credit Agreement dated as of July 1, 2021, as further amended by that certain Second Amendment to Credit Agreement dated as of December 15, 2021, as further amended by that Third Amendment to Credit Agreement dated as of September 13, 2022, as further amended by that Fourth Amendment to Credit Agreement dated as of April 3, 2023 and as further amended by that Limited Waiver and Fifth Amendment to Credit Agreement dated as of May 16, 2023 (with the collateral documents entered into in connection therewith, the “Credit Facility”).

Schedule 2.1(b)

Schedule 2.1(c)

1.   The Credit Facility.

Schedule 2.1(c)